EXHIBIT 10.1

Summary of Non-Employee Director Compensation Plan

Each non-employee director on our Board of Directors (the “Board”), other than the Chairman of the Board (the “Chairman”), receives an aggregate annual retainer fee of $30,000, payable in four equal quarterly installments. The Chairman is paid an annual retainer of $60,000, payable in four equal quarterly installments, provided that the Chairman is a non-employee director. The members of the Company’s Compensation Committee (the “Compensation Committee”), other than the Chairman, are each paid an aggregate annual retainer fee of $5,000, payable in four equal quarterly installments. The Chairman of the Compensation Committee receives an aggregate annual retainer fee of $10,000, payable in four equal quarterly installments. The members of the Company’s Audit Committee (the “Audit Committee”), other than the Chairman, are each paid an aggregate annual retainer fee of $5,000, payable in four equal quarterly installments. The Chairman of the Audit Committee receives an aggregate annual retainer fee of $10,000, payable in four equal quarterly installments.

The Board intends that on an annual basis, each non-employee director, other than the Chairman, will be granted an option to purchase $100,000 in value of shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2000 Stock Plan (or 2007 Equity Incentive Plan (the “2007 Plan”), if it is approved by our stockholders in November 2007). These options will vest in four equal annual installments beginning on the first anniversary of the date of grant, have an exercise price equal to the fair market value of a share of the Company’s common stock as of the date of grant, and have a ten year term. The actual number of shares granted will be determined using a Black-Scholes option pricing model identical to that used by the Company for purposes of preparing its financial statements. The Board also intends that on an annual basis, the Chairman will be granted an option to purchase $200,000 in value of shares of common stock pursuant to our 2000 Plan (or our 2007 Plan, if it is approved by our stockholders), provided that the Chairman is a non-employee director. All such options would vest in four equal annual installments beginning on the first anniversary of the date of grant, have an exercise price equal to the fair market value of a share of our common stock as of the date of grant, and have a ten-year term. The actual number of shares granted would be determined using a Black-Scholes option pricing model identical to that used by us for purposes of preparing our financial statements.

Each newly-elected non-employee director will be granted an option to purchase $250,000 in value of shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2000 Stock Plan (or 2007 Plan if approved by our stockholders), on the date such director is elected to the Board. These options will vest in four equal annual installments beginning on the first anniversary of the date of grant, have an exercise price equal to the fair market value of a share of the Company’s common stock as of the date of grant, and have a ten-year term. The actual number of shares granted will be determined using a Black-Scholes option pricing model identical to that used by the Company for purposes of preparing its financial statements.